CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-271575) of Nuveen Select Tax-Free Income Portfolio of our report dated May 28, 2025, relating to the financial statements and financial highlights which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 5, 2025